Exhibit 10.5

JOINDER AGREEMENT

Reference is made to the that certain Credit Agreement dated as of October 27, 2021 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), by and among TrinCap Funding, LLC, as Borrower (the “Borrower”), Trinity Capital Inc., as Servicer (the “Servicer”), the Lenders from time to time party thereto, KeyBank National Association, as the Administrative Agent (the “Administrative Agent”) and Syndication Agent and Computershare Trust Company, N.A., as Collateral Custodian. Capitalized terms used and not otherwise defined herein are used with the meanings set forth or incorporated by reference in the Credit Agreement.

Western Alliance Bank (the “WA Managing Agent”), Western Alliance Bank (the “WA Lender”; and together with the WA Managing Agent, the “WA Lender Group”), Axos Bank (the “Axos Managing Agent”), Axos Bank (the “Axos Lender”; and together with the Axos Managing Agent, the “Axos Lender Group”; the WA Managing Agent and the Axos Managing Agent, each, a “New Managing Agent”, and together, the “New Managing Agents”; the WA Lender and the Axos Lender, each, a “New Lender”, and together, the “New Lenders”; the WA Lender Group and the Axos Lender Group, each, a “New Lender Group”, and together, the “New Lender Groups”), the Administrative Agent, the Borrower and the Servicer agree as follows:

1. Borrower has requested that each New Lender Group become a “Lender Group” under the Credit Agreement.

2. The effective date (the “Joinder Date”) of this Joinder Agreement shall be the date on which (i) a fully executed copy of this Joinder Agreement is delivered to, and consented to by, the Administrative Agent and (ii) the conditions set forth in Section 2.3(c) of the Credit Agreement have been satisfied, the Borrower’s executed consent to this Joinder Agreement being a representation and warranty of the Borrower that such conditions set forth in Section 2.3(c) of the Credit Agreement have been satisfied.

3. By executing and delivering this Joinder Agreement, each New Managing Agent and each New Lender (i) confirms that it has received a copy of the Credit Agreement and such Transaction Documents and other documents and information requested by it, and that it has, independently and without reliance upon the Borrower, the Servicer, any Lender, any Managing Agent or the Administrative Agent, and based on such documentation and information as it has deemed appropriate, made its own decision to enter into this Joinder Agreement; (ii) agrees that it shall, independently and without reliance upon the Borrower, the Servicer, any Lender, any Managing Agent or the Administrative Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and any of the Transaction Documents; (iii) appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers and discretion under the Credit Agreement and the Transaction Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; (iv) agrees that it shall perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Managing Agent and a Lender, respectively; (v) specifies as its address for notices the office set forth beneath its name on the signature pages of this Joinder Agreement; and (vi), in the case of (a) the WA Lender, appoints and authorizes the WA Managing Agent as its Managing Agent and (b) the Axos Lender, appoints and authorizes the Axos Managing Agent as its Managing Agent, in the case of each of the foregoing, to take such action as a managing agent on its behalf and to exercise such powers under the Credit Agreement, as are delegated to the Managing Agents by the terms thereof.

4. On the Joinder Date of this Joinder Agreement, each New Managing Agent and each New Lender shall join in and be a party to the Credit Agreement and, to the extent provided in this Joinder Agreement, shall have the rights and obligations of a Managing Agent and a Lender, respectively, under the Credit Agreement.

5. This Joinder Agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

6. This Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

7. Each New Lender and each New Managing Agent represents and warrants for the benefit of Administrative Agent and Borrower that it meets the definition of Eligible Assignee in the Credit Agreement (pursuant to clause (ii)(y) of the definition of Eligible Assignee, and by its signature below the Administrative Agent hereby provides its approval in accordance therewith).

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be executed by their respective officers thereunto duly authorized, as of the date first below written, such execution being made on Schedule I hereto.

* * * * *

Schedule I
to

Joinder Agreement

Dated September 19, 2024

Section 1.

The "Commitment" with respect to the WA Lender is $20,000,000.

The "Commitment" with respect to the Axos Lender is $50,000,000.

Section 2.

The "Group Advance Limit" with respect to the WA Lender Group is $20,000,000.

The "Group Advance Limit" with respect to the Axos Lender Group is $50,000,000.

NEW LENDERS AND NEW MANAGING AGENTS:

WESTERN ALLIANCE BANK

/s/ Jon Berry
Name: Jon Berry
Title: Senior Director

Address for notices:

405 Colorado Street

Suite 1650

Austin, TX 78701

Attention: Jon Berry

Phone: (737) 231-2511

Email: jon.berry@bridgebank.com

AXOS BANK

/s/ Michael O'Neal
Name: Michael O'Neal
Title: Senior Vice President

Address for notices:

4350 La Jolla Village Dr.

San Diego, CA 92122

Attention: Paul Bischeri

Phone: (877) 351-2265, ext. 1560

Email: paul.bischeri@axosbank.com

Consented on this 19th day of September, 2024 by:

KEYBANK NATIONAL ASSOCIATION,

as Administrative Agent

By:	/s/ Richard Anderson
Name:	Richard Anderson
Title:	Senior Vice President

TRINCAP FUNDING, LLC,

as Borrower

By: Trinity Capital, Inc., its sole and managing member

By:	/s/ Sarah Stanton
Name:	Sarah Stanton
Title:	General Counsel and Secretary

TRINITY CAPITAL, INC.,

as Servicer

By:	/s/ Sarah Stanton
Name:	Sarah Stanton
Title:	General Counsel and Secretary